THE CHILDREN'S PLACE RETAIL STORES, INC,                            EXHIBIT 11.1
CALCULATION OF PRO FORMA NET INCOME PER SHARE

                                          Year ended          Six months ended
                                        February 1, 1997       August 2, 1997
                                        ----------------       --------------

Net income                               $     30,441           $       (733)
                                         ------------           ---------------
Pro forma weighted average common
shares and common share equivalents (a)    23,804,185             23,804,185
                                         ------------           ---------------

Pro forma net income (loss) per common
  share                                  $       1.28           $      (0.03)
                                         ============           ============

(a) Calculation of pro forma weighted average common shares and common share equivalents:


Year ended              Number of           Months            Weighted
February 1, 1997         Shares           Outstanding          Average              Comments
---------------------------------         -----------         -------------------------------------------------------------------
                       12,760,800                                                   Outstanding common stock
                        7,659,888 (b)                                               SKM investment and conversion to Series A
                          604,241 (c)                                               Legg Mason Warrants
                        1,611,305 (d)                                               Nomura (Noteholder) Warrant
                        1,167,951 (e)                                               Management options

                       23,804,185              12             23,804,185
                       ==========                             ==========

Six months ended
 August 2, 1997
---------------------------------

                       12,760,800                                                   Outstanding common stock
                        7,659,888 (b)                                               SKM investment and conversion to Series A
                          604,241 (c)                                               Legg Mason Warrants
                        1,611,305 (d)                                               Nomura (Noteholder) Warrant
                        1,167,951 (e)                                               Management options

                       23,804,185               6             23,804,185
                       ==========                             ==========


(b)  Conversion of Series B Common Stock to Series A


                             Shares under option      Exercise                       Common share
Option or Warrant                or Warrant             price      Market price       Equivalents
-------------------------------------------------------------------------------    -----------------
(c) Legg Mason warrants            747,096            $ 2.677      $  14.00  (f)          604,241
(d) Noteholder warrants          1,992,252            $ 2.677      $  14.00  (f)        1,611,305
(e) Management options           1,444,080            $ 2.677      $  14.00  (f)        1,167,951


THE CHILDREN'S PLACE RETAIL STORES, INC,                          EXHIBIT 11.1
CALCULATION OF PRO FORMA SUPPLEMENTAL EARNINGS PER SHARE          (CONTINUED)

                                          Year ended          Six months ended
                                        February 1, 1997       August 2, 1997
                                        ----------------       --------------


Net income as reported                  $         30,441       $         (733)

Plus: elimination of interest expense              1,079(a)               910(a)
                                        ----------------       --------------
Adjusted net income                     $         31,520       $          177
                                        ----------------       --------------

Pro forma weighted average common
   shares outstanding, as reported            23,804,185           23,804,185

Plus: shares to be issued to retire
   debt and repurchase warrants                3,618,049(b)         3,618,049(b)

Less: common share equivalents related
   to warrants being repurchased
   included within weighted average
   common shares outstanding                   2,014,132(c)         2,014,132(c)
                                        ----------------       --------------
Adjusted pro forma weighted average
   common shares outstanding                  25,408,102           25,408,132

                                        $           1.23       $         0.01
                                        ================       ==============

(a)  Elimination of interest expense

Deferred financing amortization         $            134       $          145
Nomura Interest                                    1,440                1,213
Nomura discount amortization                         225                  159
                                        ----------------       --------------
          TOTAL                         $          1,799       $        1,517
                                        ================       ==============

Less: income tax benefit                            (720)                (607)
                                        ----------------       --------------
                                        $          1,079       $          910
                                        ================       ==============

(b)  Calculation of shares issued to acquire debt and repurchase warrants

Principal to be retired                 $         20,000       $       20,000
Warrants to be repurchased                        25,757               25,757
Plus: estimated IPO costs                          1,350                1,350
                                        ----------------       --------------
                                        $         47,107       $       47,107
                                        ----------------       --------------
Estimated IPO price                     $          14.00       $        14.00
Less: underwriters discount (7%)                   (0.98)               (0.98)
                                        ----------------       --------------
Net proceeds per share                  $          13.02       $        13.02
                                        ----------------       --------------
Shares required to be issued to pay
   debt and repurchase warrants                3,618,049            3,618,049
                                        ----------------       --------------

(c) Common share equivalents related to warrants being repurchased

Noteholder warrant                             1,611,305
2/3 of Legg Mason warrant                        402,827
                                        ----------------
                                               2,014,132
                                        ----------------

These common share equivalents are included in the pro forma weighted average common share equivalents as presented in the financial statements. These must be deducted for the purpose of calculating pro forma supplemental weighted average common shares outstanding so that such share amounts are not double counted